UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 14, 2007

THOMAS EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Delaware	333-44586	58-3565680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 32nd Avenue, Lachine, Quebec, Canada	H8T 3J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 635-7000

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 14, 2007, Thomas Equipment, Inc. (the “Company”), appointed Michael S. Luther as Chief Executive Officer and a member of the Board of Directors. Mr. Luther has been Chief Restructuring Officer of the Company since October 2006. Since June 2006, Mr. Luther has been a member of the Board of Directors of American Technology Group, Inc. From 1995 through the present, Mr. Luther founded and is now Chief Executive Officer and Managing Member of Luther Capital. From October 2001 through February 2004, Mr. Luther was an independent contractor providing services to Deutsche Bank in the area of investment banking. From 1993 through 1994, Mr. Luther was vice president - corporate finance for Kirkpatrick Pettis.

On June 14, 2006, the Company also appointed Kenneth Shirley as Chairman of the Board. Mr. Shirley was already a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS EQUIPMENT, INC.

Date: June 27, 2007	/s/ MICHAEL LUTHER
Michael Luther,
Chief Executive Officer